As filed with the Securities and Exchange Commission on May 31, 2000
                                            Registration No. 333-69437-99
    ======================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                PG&E CORPORATION
          (Exact name of registrant as specified in its charter)

          California                              94-3234914
  (State or other jurisdiction         (I.R.S. Employer Identification No.)
  of incorporation or organization)

                        One Market, Spear Street Tower, Suite 2400
                                San Francisco, California 94105
                   (Address of principal executive offices) (zip code)

                        PG&E ENERGY SERVICES RETIREMENT PLAN
                U.S. GENERATING COMPANY 401(K) PROFIT-SHARING PLAN
     U.S. GENERATING COMPANY 401(K) PROFIT-SHARING PLAN FOR BARGAINING UNIT
                                EMPLOYEES
                        (Full title of the Plans)

                        Gary P. Encinas, Esq.
                        One Market, Spear Tower
                                Suite 400
                    San Francisco, California 94105
                 (Name and address of agent for service)

Telephone number, including area code, of agent for service:(415) 817-8201

The U.S. Generating Company 401(k) Profit-Sharing Plan for Bargaining Unit Employees has been merged into the PG&E Corporation Retirement Savings Plan effective November 1, 1999. (The U.S. Generating Company 401(k) Profit-Sharing Plan and the PG&E Energy Services Retirement Plan, the other plans to which this Registration Statement related, were merged into the PG&E Corporation Retirement Savings Plan effective June 1, 1999. Post-Effective Amendment No. 1 to this Registration Statement was previously filed to deregister (i) 494,201 unsold shares of PG&E Corporation common stock that had been offered under the U.S. Generating Company 401(k) Profit-Sharing Plan, and (ii) 996,685 unsold shares of PG&E Corporation common stock that had been offered under the PG&E Energy Services Retirement Plan, together with an indeterminate amount of corresponding plan interests.) This Post-Effective Amendment No. 2 to Registration Statement No. 333-69437 is being filed to deregister 497,305 unsold shares of PG&E Corporation common stock previously registered for offer and sale to the participants in the U.S. Generating Company 401(k) Profit-Sharing Plan for Bargaining Unit Employees, together with an indeterminate amount of corresponding plan interests.

                                SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 2 to Registration Statement No. 333-69437 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 31st day of May, 2000.

                                        PG&E CORPORATION
                                          (Registrant)

                                        GARY P. ENCINAS
                                   By ---------------------------
                                        GARY P. ENCINAS
                                        Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to Registration Statement No. 333-69437 has been signed by the following persons in the capacities indicated and on the dates indicated.

        Signatures                   Title                  Date
        ----------                   -----                  ----

A.	Principal Executive
	Officer

	*ROBERT D. GLYNN, JR.   Chairman of the          May 31, 2000
                                Board, President,
                                and Chief
                                Executive Officer

B.	Principal Financial
        Officer

	PETER A. DARBEE
     ______________________
	PETER A. DARBEE        Senior Vice President
                               and Chief Financial       May 31, 2000
                               Officer

C.	Controller or
	Principal Accounting
	Officer

	*CHRISTOPHER P. JOHNS  Vice President
                               and Controller            May 31, 2000

D.      Directors                                        May 31, 2000

	*ROBERT D. GLYNN, JR.	)
	*RICHARD A. CLARKE	)
        *H. M. CONGER           )
        *MARY S. METZ           )
	*WILLIAM S. DAVILA	)
	*DAVID A. COULTER	)Directors
        *C. LEE COX             )
	*BARRY LAWSON WILLIAMS	)
        *DAVID M. LAWRENCE      )
        *CARL E. REICHARDT      )

	GARY P. ENCINAS
* By ------------------------------
	(Gary P. Encinas,
        Attorney-in-Fact Pursuant to Securities and Exchange
        Commission Rule 478 and Powers of Attorney filed as
        Exhibit 24.1 to Registration Statement No. 333-69437)



      The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 31st day of May, 2000.



                        PG&E CORPORATION RETIREMENT SAVINGS PLAN AS
                        SUCCEESOR TO THE U.S. GENERATING COMPANY
                        401(K) PROFIT-SHARING PLAN FOR BARGAINING
                        UNIT EMPLOYEES


                          By  BRUCE R. WORTHINGTON
                              ---------------------
                              Bruce R. Worthington
                              Chairman, Employee Benefit Committee